UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2023

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by DHI Group, Inc. (the “Company”) with the Securities and Exchange Commission on April 28, 2023 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently the Company will include a stockholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Filing.

ITEM 5.07. Submission of Matters to Vote of Security Holders.

Based on the final voting results of the Company’s 2023 annual meeting of stockholders held on April 26, 2023, including the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, the board of directors of the Company (the “Board”) has determined to hold an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	July 28, 2023	By: /S/ E. Jack Connolly
Name: E. Jack Connolly
Title: Vice President and General Counsel